Exhibit (h)(73)

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (“Agreement”) is made as of March 14, 2014, by and among Scotia Institutional Funds, a Delaware statutory trust (“Scotia”), on behalf of its series, Dynamic U.S. Growth Fund (the “Acquired Fund”); The RBB Fund, Inc., a Maryland corporation (“RBB”), on behalf of its series,  Dynamic U.S. Growth Fund (the “Acquiring Fund” and together with the Acquired Fund, the “Funds” or individually, each a “Fund”); and Scotia Institutional Asset Management US, Ltd. (“SIAM”), a Corporation organized under the laws of the Province of Ontario.  SIAM is a party to this Agreement solely for purposes of Sections 5 and 7 hereof.

This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.368-2(g), and any successor provision or regulation. The reorganization will consist of the transfer of all assets of the Acquired Fund attributable to its Class I shares to the Acquiring Fund, which is being established solely for the purpose of acquiring such assets and continuing the Acquired Fund’s business, in exchange for Class I shares of the Acquiring Fund (the “Merger Shares”), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the pro rata distribution of the Merger Shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund, all upon the terms and conditions set forth in this Agreement.

Scotia is duly organized and validly existing under, and in conformity with, the laws of the State of Delaware, and has the power to own all of its assets and to carry out its obligations under this Agreement. RBB is duly organized and validly existing under, and in conformity with, the laws of the State of Maryland, and has the power to own all of its assets and to carry out its obligations under this Agreement.  Each of Scotia and RBB is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and such registration has not been revoked or rescinded and is in full force and effect. The Acquired Fund and the Acquiring Fund are separate series of Scotia and RBB, respectively, duly established and designated in accordance with the applicable provisions of Scotia’s Amended and Restated Declaration of Trust dated March 12, 2013, as amended (the “Scotia Declaration of Trust”), and RBB’s Articles of Incorporation dated February 7, 1988, as amended and supplemented (the “RBB Charter”), respectively, and the 1940 Act.

Scotia’s Board of Trustees and RBB’s Board of Directors: (i) have adopted and approved this Agreement and the transactions hereby contemplated; and (ii) have determined that participation therein is in the best interests of their respective Funds and that the interests of the existing shareholders thereof will not be diluted as a result of the Reorganization (as defined below).

All covenants and obligations of a Fund contained herein shall be deemed to be covenants and obligations of Scotia or RBB, as the case may be, acting on behalf of that Fund, and all rights and benefits created hereunder in favor of a Fund shall inure to, and shall be enforceable by, Scotia or RBB, as the case may be, acting on behalf of that Fund.

In order to consummate the reorganization contemplated by this Agreement (the “Reorganization”) and in consideration of the promises and the covenants and agreements hereinafter set forth, and intending to be legally bound, each party hereby agrees as follows:

1.                                      Representations and Warranties of the Acquiring Fund.

RBB, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund that:

(a)                                 The Acquiring Fund is a series of RBB and, in conformity with the laws of the State of Maryland, has the power to own all of its assets and to carry out its obligations under this Agreement. Each of RBB and the Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

(b)                                 The Acquiring Fund was formed for the purpose of effecting the Reorganization, has not engaged in any business prior to the Reorganization, and does not own any assets.

(c)                                  The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise. As of the Valuation Time (as defined in Section 3(d)), the Acquiring Fund will advise the Acquired Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

(d)                                 RBB, on behalf of the Acquiring Fund, has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of RBB’s Board of Directors, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms subject to approval by the Acquired Fund’s shareholders and subject to the effects of:  bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting the rights or remedies of creditors generally; a party’s obligations of good faith, fair dealing, diligence, reasonableness, or due notice; equitable rights, remedies, or defenses; indemnifications from or against liability; and court decisions with respect thereto.

(e)                                  There are no material legal, administrative or other proceedings pending or, to the knowledge of RBB or the Acquiring Fund, threatened against RBB or the Acquiring Fund which assert liability on the part of RBB or the Acquiring Fund or which materially affect the financial condition of RBB or the Acquiring Fund or RBB’s or the Acquiring Fund’s ability to consummate the Reorganization.  Neither RBB nor the Acquiring Fund is charged with or, to the best of their knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of their business.

(f)                                   Neither RBB nor the Acquiring Fund is obligated under any provision of the RBB Charter or RBB’s By-Laws as currently in effect, as may be amended (the “RBB By-Laws”), and neither is a party to any contract or other commitment or obligation, nor is subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Acquiring Fund and the Acquired Fund may mutually agree that the

Acquiring Fund may take such necessary action to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

(g)                                  There are no material contracts outstanding to which the Acquiring Fund is a party that have not been disclosed in the N-14 Registration Statement (as defined in sub-section (i) below) or that will not otherwise be disclosed to the Acquired Fund prior to the Valuation Time.

(h)                                 No consent, approval, authorization or order of any court or government authority is required for the consummation by the Acquiring Fund of the Reorganization, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico).

(i)                                     The registration statement on Form N-14 filed with the Securities and Exchange Commission (the “Commission”) by RBB on behalf of the Acquiring Fund and relating to the Merger Shares issuable hereunder, and the proxy statement of the Acquired Fund relating to the meeting of the Acquired Fund’s shareholders referred to in Section 6(b) herein (together with the documents incorporated therein by reference, the “Proxy Statement/Prospectus”), and any supplement or amendment thereto or to the documents therein (as amended or supplemented, the “N-14 Registration Statement”), on the effective date of the N-14 Registration Statement, at the time of the shareholders’ meeting referred to in Section 6(b) of this Agreement and at the Closing Date (as defined in Section 8(a)), insofar as it relates to the Acquiring Fund:

(A)                                                  did and will continue to comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; and

(B)                                                  does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this sub-section shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Acquired Fund for use in the N-14 Registration Statement.

(j)                                    All issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Acquiring Fund.  The Acquiring Fund does not have outstanding any security convertible into any of the Merger Shares.

(k)                                 The Merger Shares to be issued to the Acquired Fund pursuant to this Agreement have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued Class I shares of common stock in the Acquiring Fund and will be fully paid and nonassessable by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

(l)                                     At or prior to the Closing Date, the Merger Shares to be transferred to the Acquired Fund for distribution to the shareholders of the Acquired Fund on the Closing Date will be duly qualified for offering to the public in all states of the United States in which the sale of shares of the Acquired Fund presently are qualified, and there will be a sufficient number of such shares registered under the 1933 Act and, as may be necessary, with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.

(m)                             At or prior to the Closing Date, the Acquiring Fund will have obtained any and all regulatory, director and shareholder approvals, including those approvals described in Section (3)(b) of this Agreement, necessary to issue the Merger Shares to the Acquired Fund.

(n)                                 The Acquiring Fund was established in order to effect the transactions described in this Agreement, and, prior to the Closing Date, shall not have carried on any business activity (other than such activities as are customary to the organization of a new series prior to its commencement of investment operations).  It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a “regulated investment company” for federal income tax purposes.  However, upon filing its first federal income tax return at the completion of its first taxable year, the Acquiring Fund shall elect to be a “regulated investment company” under Subchapter M Subtitle A, Chapter 1, of the Code and until such time shall take all steps reasonably necessary to ensure that it qualifies for taxation as a “regulated investment company” under Sections 851 and 852 of the Code.  The Acquiring Fund is and will at the Closing Date be treated as a separate corporation under Section 851(g) of the Code.

(o)                                 The Acquiring Fund is not under the jurisdiction of any court in any “Title 11 or similar case” (within the meaning of Section 368(a)(3)(A) of the Code).

2.                                      Representations and Warranties of the Acquired Fund.

Scotia, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund that:

(a)                                 The Acquired Fund is a series of Scotia and, in conformity with the laws of the State of Delaware, has the power to own all of its assets and to carry out its obligations under this Agreement. Each of Scotia and the Acquired Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

(b)                                 The Acquired Fund has elected to be, and has met the requirements of Subchapter M of Subtitle A, Chapter 1, of the Code for treatment as a “regulated investment company” (“RIC”) within the meaning of Sections 851 et. seq. of the Code at all times since its inception, and will continue to meet such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for, and is not now liable for, and will not be liable for on the Closing Date, any income or excise tax pursuant to Sections 852 or 4982 of the Code.

(c)                                  Scotia, on behalf of the Acquired Fund, has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Scotia’s Board of Trustees, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms subject to approval by the Acquired Fund’s shareholders and subject to the effects of:

bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting the rights or remedies of creditors generally; a party’s obligations of good faith, fair dealing, diligence, reasonableness, or due notice; equitable rights, remedies, or defenses; indemnifications from or against liability; and court decisions with respect thereto.

(d)                                 The Acquiring Fund has been furnished with the annual report of the Acquired Fund for the fiscal year ended September 30, 2013, and the audited financial statements appearing therein, having been audited by KPMG LLP, independent registered public accounting firm, which fairly presents the financial condition and result of operations of the Acquired Fund as of the date indicated, in conformity with accounting principles generally accepted in the United States applied on a consistent basis.

(e)                                  The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those that are shown as belonging to it on its statement of assets and liabilities as of September 30, 2013, and those incurred in the ordinary course of business as an investment company since such date. As of the Valuation Time, the Acquired Fund will advise the Acquiring Fund in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

(f)                                   The current Prospectus and Statement of Additional Information of the Acquired Fund, including any amendments and supplements thereto, conform in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

(g)                                  To Scotia’s knowledge, there have been no material miscalculations of the net asset value of the Acquired Fund or the net asset value per share of any class or series of shares of the Acquired Fund during the twelve-month period preceding the date hereof which would have a material adverse effect on the Acquired Fund or its assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

(h)                                 The Acquired Fund has no unamortized or unpaid organizational fees or expenses.

(i)                                     There are no material legal, administrative or other proceedings pending or, to the knowledge of Scotia or the Acquired Fund, threatened against Scotia or the Acquired Fund that assert liability on the part of Scotia or the Acquired Fund or which materially affect the financial condition of Scotia or the Acquired Fund or Scotia’s or the Acquired Fund’s ability to consummate the Reorganization.  Neither Scotia nor the Acquired Fund is charged with or, to the best of their knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of their business.

(j)                                    There are no material contracts outstanding to which the Acquired Fund is a party that have not been disclosed in the N-14 Registration Statement or that will not otherwise be disclosed to the Acquiring Fund prior to the Valuation Time.  All material contracts and other commitments of or applicable to the Acquired Fund (other than this Agreement and investment-related contracts) will be terminated at or prior to the Closing Date, without the Acquired Fund or the Acquiring Fund incurring any penalty or liability with respect thereto.

(k)                                 Neither Scotia nor the Acquired Fund is obligated under any provision of the Scotia Declaration of Trust or Scotia’s Amended and Restated By-laws as currently in effect, as may be amended (the “Scotia By-laws”), and neither is a party to any contract or other commitment or obligation, nor is subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Acquired Fund and the Acquiring Fund may mutually agree that the Acquired Fund may take such necessary action to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.

(l)                                     The Acquired Fund has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs.  All tax liabilities of the Acquired Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquired Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.  No audit, investigation, proceeding or claim concerning any tax liability of the Acquired Fund is ongoing, pending or threatened by the Internal Revenue Service or by any state or local tax authority.  The Acquired Fund is not liable for taxes of any person other than itself and is not a party to or otherwise bound by any tax sharing, allocation, assumption or indemnification agreement or arrangement.

(m)                             The Acquired Fund is not under the jurisdiction of a court in a “Title 11 or similar case” (within the meaning of Section 368(a)(3)(A) of the Code).

(n)                                 The Acquired Fund is in compliance with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

(o)                                 The Acquired Fund has not granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made.

(p)                                 The Acquired Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.

(q)                                 The Acquired Fund has not previously been a party to a tax-free reorganization under the Code within the preceding twelve months.

(r)                                    As used in this Agreement, the term “Acquired Fund Investments” shall mean (i) the investments of the Acquired Fund shown on its schedule of investments as of the Valuation Time furnished to the Acquiring Fund; and (ii) all other assets owned by the Acquired Fund or liabilities incurred as of the Valuation Time. At the Valuation Time and the Closing Date, the Acquired Fund will have full right, power and authority to sell, assign, transfer and deliver the Acquired Fund Investments. At the Closing Date, subject only to the obligation to deliver the Acquired Fund Investments as contemplated by this Agreement, the Acquired Fund will have good and marketable title to all of the Acquired Fund Investments, and the Acquiring Fund will acquire all of the Acquired Fund Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof (except those imposed by federal or state securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of the Acquired Fund Investments or materially affect title thereto).

(s)                                   No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act or state securities laws.

(t)                                    So long as it conforms to the form approved by the Acquired Fund, the N-14 Registration Statement, on the effective date of the N-14 Registration Statement, at the time of the shareholders’ meeting referred to in Section 6(b) of this Agreement and at the Closing Date, insofar as it relates to the Acquired Fund:

(A)                                                  did and will continue to comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder; and

(B)                                                  does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this sub-section shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund for use in the N-14 Registration Statement.

(u)                                 All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Acquired Fund (“Acquired Fund Shares”). The Merger Shares will be held of record at the time of the Reorganization by the Acquired Fund and thereafter will be distributed by the Acquired Fund to the persons and in the amounts set forth in the records of the Acquired Fund’s transfer agent as provided in Section 8(d) of this Agreement. The Acquired Fund does not have outstanding any security convertible into any of the Acquired Fund Shares.

(v)                                 All of the issued and outstanding shares of the Acquired Fund were offered for sale and sold in conformity with all applicable federal and state securities laws.

(w)                               The books and records of the Acquired Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquired Fund.  The stock transfer ledgers and other similar records of the Acquired Fund as made available to the Acquiring Fund prior to the execution of this Agreement, and as existing on the Closing Date, accurately reflect all record transfers prior to the execution of this Agreement, or the Closing Date, as applicable, in the Acquired Fund Shares.

(x)                                 The Acquired Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

(y)                                 The Acquired Fund will not sell or otherwise dispose of any of the Merger Shares to be received in the Reorganization, except in distribution to the shareholders of the Acquired Fund, as provided in Section 3 of this Agreement.

3.                                      The Reorganization.

(a)                                 Subject to the requisite approval of the shareholders of the Acquired Fund, and to the other terms and conditions contained herein, the Acquired Fund agrees to sell, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund agrees to acquire from the Acquired Fund, on the Closing Date, all of the Acquired Fund Investments (including interest accrued as of the Valuation Time on debt instruments) and other assets, including certain books and records, and to assume all of the liabilities of the Acquired Fund, in exchange for that number of Merger Shares provided for in Section 4. Pursuant to this Agreement, as soon as practicable after the Closing Date, Scotia will redeem its Acquired Fund Shares in exchange for all Merger Shares received by it and will distribute such Merger Shares to its shareholders in complete liquidation of the Acquired Fund.  Such distributions shall be accomplished by the opening of shareholder accounts on the share ledger records of the Acquiring Fund in the amounts due the shareholders of the Acquired Fund based on their respective holdings in the Acquired Fund as of the Valuation Time.  All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund.

(b)                                 Prior to the Closing Date, RBB’s Board of Directors shall authorize the issuance of and RBB shall issue one Class I share of the Acquiring Fund to SIAM in consideration of the payment of $10.00 and SIAM shall, as the then initial shareholder of the Acquiring Fund, approve the investment advisory agreement between RBB, on behalf of the Acquiring Fund (the “Advisory Agreement”), and SIAM.  Upon approval of the Advisory Agreement, and immediately prior to or contemporaneously with the Reorganization, the share of the Acquiring Fund acquired by SIAM pursuant to this sub-section shall be redeemed by the Acquiring Fund for $10.00.

(c)                                  The Acquired Fund will pay or cause to be paid to the Acquiring Fund any interest the Acquired Fund receives on or after the Closing Date with respect to any of the Acquired Fund Investments transferred to the Acquiring Fund hereunder.

(d)                                 The Valuation Time shall be 4:00 p.m., Eastern Time, on the Closing Date, or such earlier or later day and time as may be mutually agreed upon in writing (the “Valuation Time”).

(e)                                  The known liabilities of the Acquired Fund, as of the Valuation Time, shall be confirmed to the Acquiring Fund pursuant to Section 2(e) of this Agreement.

(f)                                   The Acquired Fund will endeavor to discharge all of its liabilities and obligations prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business.

(g)                                  The Acquired Fund will cease operations following the Closing Date.

(h)                                 All books and records of the Acquired Fund, including all books and records required to be maintained under the 1940 Act, and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and copies of all such books and records maintained by the Acquired Fund’s administrator, custodian, distributor or fund accountant shall be turned over to the Acquiring Fund or its agents as soon as practicable following the Closing Date.

4.                                      Valuation.

(a)                                 On the Closing Date, the Acquiring Fund will deliver to the Acquired Fund a number of full and fractional Merger Shares having an aggregate net asset value equal to the aggregate value of the assets of the Acquired Fund attributable to Class I shares of the Acquired Fund on such date less the value of the liabilities attributable to Class I shares of the Acquired Fund assumed by the Acquiring Fund on that date, determined as hereinafter provided in this Section 4.

(b)                                 The net asset value of the Merger Shares to be delivered to the Acquired Fund, the value of the assets attributable to the Acquired Fund Shares, and the value of the liabilities of the Acquired Fund to be assumed by the Acquiring Fund, shall in each case be determined as of the Valuation Time.

(c)                                  The net asset value of the Merger Shares shall be computed in the manner set forth in the Acquiring Fund Prospectus. The value of the assets and liabilities of the Acquired Fund shall be determined by the Acquiring Fund, in cooperation with the Acquired Fund, pursuant to procedures which the Acquiring Fund would use in determining the fair market value of the Acquiring Fund’s assets and liabilities.

(d)                                 The Acquiring Fund shall issue the Merger Shares to the Acquired Fund. The Acquired Fund shall promptly distribute the Merger Shares to the shareholders of the Acquired Fund by establishing open accounts for each Acquired Fund shareholder on the share ledger records of the Acquiring Fund. Certificates representing Merger Shares will not be issued to Acquired Fund shareholders.

(e)                                  The Acquiring Fund shall assume all of the liabilities of the Acquired Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent liquidation and termination of the Acquired Fund or otherwise.

5.                                      Payment of Expenses.

(a)                                 Except as otherwise provided in this Section 5, all expenses incurred by Scotia and RBB in connection with this Agreement and the transactions contemplated hereby will be paid by SIAM (or SIAM shall cause them to be paid).  All such expenses so paid by SIAM (or which SIAM has caused to be paid) shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by SIAM (or SIAM shall cause them to be paid) to the relevant providers of services or other payees in accordance with the principles set forth in the Internal Revenue Service Revenue Ruling 73-54, 1973-1 C.B. 187.

Notwithstanding the foregoing, the Acquiring Fund and the Acquired Fund will each pay any brokerage commissions, dealer mark-ups and similar expenses that it may incur in connection with the purchase or sale of portfolio securities; and provided, further, that, the Acquiring Fund will pay all governmental fees required in connection with the registration or qualification of the Merger Shares under applicable state and federal laws.

(b)                                 Notwithstanding any other provisions of this Agreement, if for any reason the Reorganization contemplated by this Agreement is not consummated, neither the Acquiring Fund nor the Acquired Fund shall be liable to the other for any damages resulting therefrom, including, without limitation, consequential damages, except the expenses detailed in Section 5(a) above shall be paid by the respective parties as detailed above.

(c)                                  Notwithstanding any of the foregoing, costs and expenses will in any event be paid by the party directly incurring them if and to the extent that the payment by another party of such costs and expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Subchapter M Subtitle A, Chapter 1, of the Code.

6.                                      Covenants of the Acquired Fund and the Acquiring Fund.

The Acquired Fund and the Acquiring Fund hereby covenant and agree with the other as follows:

(a)                                 The Acquired Fund will operate its business as presently conducted in the ordinary course of business between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

(b)                                 Scotia, on behalf of the Acquired Fund, will call a meeting of its shareholders to be held prior to the Closing Date to consider and act upon this Agreement and take all other reasonable action necessary to obtain the required shareholder approval of the Reorganization contemplated hereby.

(c)                                  In connection with the Acquired Fund shareholders’ meeting referred to in sub-section (b) above, the Acquiring Fund will prepare the Prospectus/Proxy Statement for such meeting, to be included in the N-14 Registration Statement, which RBB, on behalf of the Acquiring Fund, will prepare and file for registration under the 1933 Act of the Merger Shares to be distributed to the Acquired Fund’s shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act. The Acquiring Fund will use its best efforts to provide for the N-14 Registration Statement to become effective as promptly as practicable. The Acquired Fund and the Acquiring Fund will cooperate fully with each other, and each will furnish to the other the information relating to itself to be set forth in the N-14 Registration Statement, as required by the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations thereunder and any applicable state securities laws.

(d)                                 The information to be furnished by the Acquired Fund and the Acquiring Fund for use in the N-14 Registration Statement shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

(e)                                  RBB, having filed a post-effective amendment to its Registration Statement on Form N-1A (“RBB’s N-1A Registration Statement”) with the Commission registering the Acquiring Fund and its shares under the 1933 Act and 1940 Act, shall file any supplements and amendments as may be required. The Acquiring Fund shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act and the 1940 Act, and to register the Acquiring Fund’s shares with such state securities commissions as it may deem appropriate, in order to commence operations on the Closing Date.

(f)                                   Scotia shall, on behalf of the Acquired Fund:

(A)                                                  following the consummation of the Reorganization, terminate the Acquired Fund in accordance with the laws of the State of Delaware, the Scotia Declaration of Trust and the Scotia By-laws, the 1940 Act and any other applicable law,

(B)                                                  following the consummation of the Reorganization, file any final regulatory reports with respect to the Acquired Fund prior to the date of any applicable statutory or regulatory deadlines,

(C)                                                  not make any distributions of any Merger Shares other than to the respective Acquired Fund shareholders and without first paying or adequately providing for the payment of all of its respective liabilities not assumed by the Acquiring Fund, if any, and

(D)                                                  on and after the Closing Date not conduct any business on behalf of the Acquired Fund except in connection with the termination of the Acquired Fund.

(g)                                  The Acquired Fund agrees that by the Closing Date all of its federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes.

(h)                                 The Acquiring Fund agrees to report the Reorganization as a reorganization qualifying under Section 368(a)(1)(F) of the Code, with the Acquiring Fund as the successor to the Acquired Fund. Neither the Acquiring Fund nor the Acquired Fund shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code or is inconsistent with the treatment of the Reorganization as a reorganization within the meaning of such Code section. At or prior to the Closing Date, Scoita, RBB, and the Funds will take such action, or cause such action to be taken, as is reasonably necessary to enable Drinker Biddle & Reath LLP, counsel to the Acquiring Fund, to render the tax opinion required herein (including, without limitation, each party’s execution of representations reasonably requested by and addressed to Drinker Biddle & Reath LLP).

(i)                                     In connection with the covenant in sub-section (g) above, each of the Acquired Fund and Acquiring Fund will cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes.

(j)                                    Following the consummation of the Reorganization, the Acquiring Fund will continue its business as a non-diversified series of RBB, an open-end management investment company registered under the 1940 Act.

7.                                      Publicity; Confidentiality.

(a)                                 Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties to this Agreement mutually shall agree in writing, provided that nothing herein shall prevent any party from making such public announcements as may be required by law, in which case the party issuing such statement or communication shall advise the other parties prior to such issuance.

(b)                                 The parties to this Agreement will hold, and will cause their board members, officers, employees, representatives, agents and persons controlled by or controlling any of them to hold, in strict confidence, and not disclose to any other person, and not use in any way except as expressly provided for herein, without the prior written consent of the other parties to this Agreement, all confidential information obtained from the other parties in connection with the transactions contemplated by this Agreement, except such information may be disclosed:  (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable law (provided, however, that the receiving party provides the disclosing party prompt notice of such order or decree or legal requirement and the disclosing party is provided the reasonable opportunity to take any legal action to prevent such disclosure); (iii) if it is publicly available through no act or failure to act of the receiving party; (iv) if it was already known to the receiving party on a non-confidential basis on the date of receipt; or (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated.

(c)                                  In the event of a termination of this Agreement, the parties agree that they along with their board members, employees, representative agents and persons controlled by or controlling any of them shall, and shall cause their affiliates to, except with the prior written consent of the other parties to this Agreement, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all confidential or proprietary information relating to the other parties and their related parties and affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) to governmental or regulatory bodies if required by court order or decree or applicable law (provided, however, that the receiving party provides the disclosing party prompt notice of such order or decree or legal requirement and the disclosing party is provided the reasonable opportunity to take any legal action to prevent such disclosure) ; (ii) if it is publicly available through no act or failure to act of the receiving party; (iii) if it was already known to the receiving party on a non-confidential basis on the date of receipt; or (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated.

8.                                      Closing Date.

(a)                                 Delivery of the assets of the Acquired Fund to be transferred, together with any other Acquired Fund Investments, assumption of the liabilities of the Acquired Fund to be assumed, and delivery of the Merger Shares to be issued as provided in this Agreement shall be made at such place and time as the Acquired Fund and Acquiring Fund shall mutually agree, as of the close of business on March 21, 2014 or at such other time and date agreed to by the Acquired Fund and the Acquiring Fund, the date and time upon which such delivery is to take place being referred to herein as the “Closing Date.”

(b)                                 To the extent that any Acquired Fund Investments, for any reason, are not transferable on the Closing Date, the Acquired Fund shall cause such Acquired Fund Investments to be transferred to the Acquiring Fund’s account with its custodian at the earliest practicable date thereafter.

(c)                                  The Acquired Fund will deliver to the Acquiring Fund on the Closing Date confirmation or other adequate evidence as to the tax basis of the Acquired Fund Investments delivered to the Acquiring Fund hereunder.

(d)                                 As soon as practicable after the close of business on the Closing Date, the Acquired Fund shall deliver to the Acquiring Fund a list of the names and addresses of all of the shareholders of record of the Acquired Fund on the Closing Date and the number of Acquired Fund Shares owned by each such shareholder, certified to the best of its knowledge and belief by the transfer agent for the Acquired Fund or by its President.

9.                                      Conditions of the Acquired Fund’s Obligations.

The obligations of the Acquired Fund hereunder shall be subject to the following conditions:

(a)                                 That this Agreement shall have been adopted, and the Reorganization shall have been approved, by RBB’s Board of Directors and that the Acquiring Fund shall have delivered to the Acquired Fund a copy of the resolutions approving this Agreement adopted by RBB’s Board of Directors certified by its Secretary.

(b)                                 That the Acquiring Fund shall have furnished to the Acquired Fund a certificate signed by the Acquiring Fund’s President or its Treasurer, dated as of the Closing Date, certifying that, as of the Valuation Time and as of the Closing Date, all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates, and that the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.

(c)                                  That there shall not be any known material litigation pending with respect to the matters contemplated by this Agreement.

(d)                                 That the Acquired Fund shall have received the opinion, in form satisfactory to Scotia, of Drinker Biddle & Reath LLP, counsel for the Acquiring Fund, dated as of the Closing Date, addressed to the Acquired Fund substantially in the form and to the effect that:

(A)                               The Acquiring Fund is duly formed and validly existing under the laws of the State of Maryland;

(B)                               the Acquiring Fund is a separate series of RBB, an open-end, management investment company registered under the 1940 Act;

(C)                               this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of RBB’s Board of Directors, and this Agreement has been duly executed and delivered by RBB on behalf of the Acquiring Fund and (assuming this Agreement is a valid and binding obligation of the other party hereto) is a valid and binding obligation of the Acquiring Fund;

(D)                               neither the execution or delivery by RBB on behalf of the Acquiring Fund of this Agreement nor the consummation by the Acquiring Fund of the Reorganization contemplated hereby violates any provision of any statute or any published regulation or any judgment or order disclosed to counsel by the Acquiring Fund as being applicable to the Acquiring Fund;

(E)                                the Merger Shares have been duly authorized and, upon issuance thereof in accordance with this Agreement, will be validly issued, fully paid and nonassessable; and

(F)                                 to their knowledge and subject to the qualifications set forth below, the execution and delivery by RBB on behalf of the Acquiring Fund of this Agreement and the consummation of the Reorganization herein contemplated do not require, under the laws of the State of Maryland or any state in which the Acquiring Fund is qualified to do business or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act or the rules and regulations thereunder). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing that may be required as a result of the involvement of other parties to this Agreement in the transactions herein contemplated because of their legal or regulatory status or because of any other facts specifically pertaining to them.

(e)                                  That the Acquired Fund shall have received an opinion, in form satisfactory to Scotia, from Drinker Biddle & Reath LLP (counsel for the Acquiring Fund) dated as of the Closing Date, addressed to Scotia, on behalf of the Acquired Fund, and based upon such representations of the parties as Drinker Biddle & Reath LLP may reasonably request, substantially to the effect that, for federal income tax purposes:

(1)                                 the Reorganizaton will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and the Acquiring Fund and the Acquired Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(2)                                 the Acquired Fund will recognize no gain or loss (a) upon the transfer of its assets to the Acquiring Fund in exchange for Merger Shares and the assumption of the liabilities of the Acquired Fund, or (b) upon the distribution of the Merger Shares to the shareholders of the Acquired Fund;

(3)                                 the Acquiring Fund will recognize no gain or loss upon the receipt of the assets of the Acquired Fund in exchange for the Merger Shares and the assumption of the liabilities of the Acquired Fund;

(4)                                 the tax basis in the hands of the Acquiring Fund of each asset of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the basis of that asset in the hands of the Acquired Fund immediately before the transfer;

(5)                                 the holding period of each asset of the Acquired Fund in the hands of the Acquiring Fund will include the period during which that asset was held by the Acquired Fund;

(6)                                 the shareholders of the Acquired Fund will recognize no gain or loss upon their receipt of the Merger Shares in the Reorganization;

(7)                                 the aggregate tax basis of the Merger Shares received by each shareholder of the Acquired Fund will equal the aggregate tax basis of the Acquired Fund shares surrendered in exchange therefor;

(8)                                 the holding period of the Merger Shares received by each Acquired Fund shareholder will include the holding period of the Acquired Fund shares surrendered in exchange therefor, provided that the Acquired Fund shares are held by that shareholder as capital assets on the date of the exchange;

(9)                                 the Acquiring Fund will succeed to and take into account the tax attributes of the Acquired Fund described in Section 381(c) of the Code; and

(10)                          the taxable year of the Acquired Fund will not end on the Closing Date but will instead continue as the taxable year of the Acquiring Fund.

(f)                                   That all proceedings taken by the Acquiring Fund and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to Scotia.

(g)                                  That the N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of RBB or the Acquiring Fund, be contemplated by the Commission.

(h)                                 That RBB’s N-1A Registration Statement shall have become effective under the 1933 Act, and that no stop order suspending such effectiveness shall have been instituted or, to the knowledge of RBB or the Acquiring Fund, be contemplated by the Commission.

10.                               Conditions of the Acquiring Fund’s Obligations.

The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:

(a)                                 That this Agreement shall have been adopted, and the Reorganization shall have been approved, by Scotia’s Board of Trustees and by the affirmative vote of the holders of a majority of the outstanding Acquired Fund Shares; and the Acquired Fund shall have delivered to the Acquiring Fund a copy of the resolutions approving this Agreement adopted by Scotia’s Board of Trustees, and a certificate setting forth the vote of the holders of the Acquired Fund Shares obtained, each certified by Scotia’s Secretary.  For this purpose, a majority of the outstanding Acquired Fund Shares shall mean the vote of the lesser of:  (i) 67% or more of the outstanding Acquired Fund Shares present at the shareholders’ meeting referred to in Section 6(b) of this Agreement, if more than 50% of the outstanding Acquired Fund Shares are present or represented by proxy; or (ii) more than 50% of the outstanding Acquired Fund Shares.

(b)                                 That the Acquired Fund shall have furnished to the Acquiring Fund a statement of its assets, liabilities and capital, with values determined as provided in Section 4 of this Agreement, together with a schedule of investments with their respective dates of acquisition and tax costs, all as of the Valuation Time, certified on the Acquired Fund’s behalf by its President or its Treasurer, and a certificate signed by the Acquired Fund’s President or its Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of the Acquired Fund since the date of the Acquired Fund’s most recent annual report or semiannual report, as applicable, other than changes in the Acquired Fund Investments since that date or changes in the market value of the Acquired Fund Investments.

(c)                                  That the Acquired Fund shall have furnished to the Acquiring Fund a certificate signed by the Acquired Fund’s President or its Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date, all representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates and the Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

(d)                                 That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

(e)                                  That the Acquiring Fund shall have received the opinion, in form satisfactory to RBB, of Dechert LLP, counsel for the Acquired Fund, dated as of the Closing Date, addressed to the Acquiring Fund, substantially in the form and to the effect that:

(A)                               The Acquired Fund is duly formed and validly existing under the laws of the State of Delaware;

(B)                               the Acquired Fund is a separate series of Scotia, an open-end, management investment company registered under the 1940 Act;

(C)                               this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of Scotia’s Board of Trustees, and this Agreement has been duly executed and delivered by Scoita on behalf of the Acquired Fund and (assuming this Agreement is a valid and binding obligation of the other party hereto) is a valid and binding obligation of the Acquired Fund;

(D)                               neither the execution or delivery by Scotia on behalf of the Acquired Fund of this Agreement nor the consummation by the Acquired Fund of the Reorganization contemplated hereby violates any provision of any statute, or any published regulation or any judgment or order disclosed to counsel by the Acquired Fund as being applicable to the Acquired Fund; and

(E)                                to their knowledge and subject to the qualifications set forth below, the execution and delivery by Scotia, on behalf of the Acquired Fund, of the Agreement and the consummation of the Reorganization herein contemplated do not require, under the laws of the State of Delaware or any state in which the Acquired Fund is qualified to do business, or the federal laws of the United States, the consent, approval, authorization, registration, qualification or order of, or filing with, any court or governmental agency or body (except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act or the rules and regulations thereunder). Counsel need express no opinion, however, as to any such consent, approval, authorization, registration, qualification, order or filing which may be required as a result of the involvement of other parties to this Agreement in the transactions herein contemplated because of their legal or regulatory status or because of any other facts specifically pertaining to them.

(f)                                   That the Acquiring Fund shall have obtained an opinion from Drinker Biddle & Reath LLP dated as of the Closing Date, addressed to RBB, on behalf of the Acquiring Fund, and based upon such representations of the parties as Drinker Biddle & Reath LLP may reasonably request, substantially to the effect that, for federal income purposes:

(1)                                 the Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and the Acquiring Fund and the Acquired Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(2)                                 the Acquired Fund will recognize no gain or loss (a) upon the transfer of its assets to the Acquiring Fund in exchange for Merger Shares and the assumption of the liabilities of the Acquired Fund, or (b) upon the distribution of the Merger Shares to the shareholders of the Acquired Fund;

(3)                                 the Acquiring Fund will recognize no gain or loss upon the receipt of the assets of the Acquired Fund in exchange for the Merger Shares and the assumption of the liabilities of the Acquired Fund;

(4)                                 the tax basis in the hands of the Acquiring Fund of each asset of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the basis of that asset in the hands of the Acquired Fund immediately before the transfer;

(5)                                 the holding period of each asset of the Acquired Fund in the hands of the Acquiring Fund will include the period during which that asset was held by the Acquired Fund;

(6)                                 the shareholders of the Acquired Fund will recognize no gain or loss upon their receipt of the Merger Shares in the Reorganization;

(7)                                 the aggregate tax basis of the Merger Shares received by each shareholder of the Acquired Fund will equal the aggregate tax basis of the Acquired Fund shares surrendered in exchange therefor;

(8)                                 the holding period of the Merger Shares received by each Acquired Fund shareholder will include the holding period of the Acquired Fund shares surrendered in exchange therefor, provided that the Acquired Fund shares are held by that shareholder as capital assets on the date of the exchange;

(9)                                 the Acquiring Fund will succeed to and take into account the tax attributes of the Acquired Fund described in Section 381(c) of the Code; and

(10)                          the taxable year of the Acquired Fund will not end on the Closing Date but will instead continue as the taxable year of the Acquiring Fund.

(g)                                  That the N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of RBB or the Acquiring Fund, be contemplated by the Commission.

(h)                                 That RBB’s N-1A Registration Statement shall have become effective under the 1933 Act, and that no stop order suspending such effectiveness shall have been instituted or, to the knowledge of RBB or the Acquiring Fund, be contemplated by the Commission.

(i)                                     That the Acquired Fund’s custodian shall have delivered to the Acquiring Fund a certificate identifying all assets of the Acquired Fund held or maintained by such custodian as of the Valuation Time.

(j)                                    That all proceedings taken by the Acquired Fund and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to RBB.

11.                               Termination, Postponement and Waivers.

(a)                                 Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of the Acquired Fund) prior to the Closing Date, or the Closing Date may be postponed,

(A)                               by consent of the Board of Trustees of Scotia and the Board of Directors of RBB, acting on behalf of their respective Funds;

(B)                               by Scotia’s Board of Trustees, on behalf of the Acquired Fund, if any condition of the Acquired Fund’s obligations set forth in Section 9 of this Agreement has not been fulfilled or waived by such Board of Trustees;

(C)                               by RBB’s Board of Directors, on behalf of the Acquiring Fund, if any condition of the Acquiring Fund’s obligations set forth in Section 10 of this Agreement has not been fulfilled or waived by such Board of Directors; or

(D)                               by either party because of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing, provided that the breaching party shall be given a period of ten (10) business days from the date of the occurrence of such material breach to cure such breach and shall have failed to cure such breach.

(b)                                 If the Reorganization contemplated by this Agreement has not been consummated by July 1, 2014, this Agreement automatically shall terminate on that date, unless a later date is agreed to by the Board of Trustees of Scotia and the Board of Directors of RBB, acting on behalf of their respective Funds.

(c)                                  In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of the Acquired Fund, the Acquiring Fund or persons who are their directors, trustees, officers, agents or shareholders in respect of this Agreement.

(d)                                 At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by the Board of Trustees of Scotia or the Board of Directors of RBB, on behalf of whichever Fund is entitled to the benefit thereof, if, in the judgment of such Board of Trustees or Board of Directors after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of the respective Fund, on behalf of which such action is taken.

(e)                                  The respective representations and warranties contained in Sections 1 and 2 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and the Acquired Fund and the Acquiring Fund, and the officers, directors, trustees, agents or shareholders of such Funds shall not have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, director, trustee, agent or shareholder of either the Acquired Fund or the Acquiring Fund against any liability to the entity for which that officer, director, trustee, agent or shareholder so acts or to its shareholders, to which that officer, director, trustee, agent or shareholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties in the conduct of such office.

(f)                                   If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing Date and shall impose any terms or conditions that are determined by action of the Board of Trustees of Scotia and the Board of Directors of RBB to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Acquired Fund unless such terms and conditions shall result in a change which would materially and adversely affect the rights of such shareholders, in which event this Agreement shall not be consummated and shall terminate unless the Acquired Fund promptly shall call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.

12.                               Other Matters.

(a)                                 All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

(b)                                 All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to the Acquired Fund shall be addressed to Dynamic U.S. Growth Fund, c/o Scotia Institutional Funds, 1055 Westlakes Drive, Suite 301, Berwyn, PA 19312, Attention:  President, or at such other address as the Acquired Fund may designate by written notice to the Acquiring Fund.  Notice to the Acquiring Fund shall be addressed to Dynamic U.S. Growth Fund, c/o The RBB

Fund, Inc., Bellevue Park Corporate Center, 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President, or at such other address as the Acquiring Fund may designate by written notice to the Acquired Fund.  Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.

(c)                                  This Agreement supersedes all previous correspondence and oral communications between the parties regarding the Reorganization, constitutes the only understanding with respect to the Reorganization, may not be changed except by a letter of agreement signed by each party and shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed in said state.

(d)                                 It is expressly agreed that the obligations of Scotia, on behalf of the Acquired Fund, and RBB, on behalf of the Acquiring Fund, hereunder shall not be binding upon any of its respective directors, trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the respective Fund’s property, as provided in the Scotia Declaration of Trust or the RBB Charter, as the case may be. The execution and delivery of this Agreement has been authorized by the Board of Trustees of Scotia, on behalf of the Acquired Fund, and by the Board of Directors of RBB, on behalf of the Acquiring Fund, and signed by authorized officers of each respective Fund, acting as such, and neither such authorization by such trustees or directors, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Fund property on behalf of the relevant Fund as provided in the Scotia Declaration of Trust or the RBB Charter, as the case may be.

(e)                                  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

SCOTIA INSTITUTIONAL FUNDS,
on behalf of its Dynamic U.S. Growth Fund

By:	/s/ David Lebisky

Name:	David Lebisky

Title:	President

THE RBB FUND, INC.
on behalf of its Dynamic U.S. Growth Fund

By:	/s/ Salvatore Faia

Name:	Salvatore Faia

Title:	President

Agreed and accepted as to Sections 5 and 7 only:

SCOTIA INSTITUTIONAL ASSET MANAGEMENT US, LTD.

By:	/s/ Robin Lacey

Name:	Robin Lacey

Title:	President

By:	/s/ John Pereira

Name:	John Pereira

Title:	Director